Calculation of Filing Fee Tables
S-4
AeroVironment Inc
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001	Other	18,548,698		$ 0.00	0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions. Additionally, in accordance with Rule 416(b) under the Securities Act, if prior to completion of the distribution of the securities covered by the registration statement, all the securities of the class which includes the registered securities are combined by a reverse split into a lesser amount of securities of the same class, the amount of undistributed securities of such class deemed to be covered by the registration statement shall be proportionately reduced, subject to rounding. (2) Represents the maximum number of shares of common stock, par value $0.0001 per share ("Common Stock"), of the Registrant in connection with the transactions (the "Transactions") contemplated by the Agreement and Plan of Merger, dated November 18, 2024, by and among AeroVironment, Inc., BlueHalo Holdings Parent, LLC, BlueHalo Financing Topco, LLC ("BlueHalo"), and Archangel Merger Sub, LLC, as described in the accompanying registration statement. (3) Calculated in accordance with Rule 457(f) of the Securities Act. BlueHalo is a private company and no market exists for its equity securities. BlueHalo has accumulated a capital deficit; therefore, pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum offering price would be one-third of the aggregate par value of BlueHalo's units being acquired in the Transactions. However, because BlueHalo's units have no par value, this value is $0.00.